UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: March 2, 2006
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568

Item 1.01 Entry into a Material Definitive Agreement
(a)

On March 2, 2006, the Board of Directors of Anadarko Petroleum Corporation (the "Company") approved the accelerated vesting of Conrad P. Albert's outstanding stock option grant in the amount of 3,750 shares in recognition of his twenty years of service to the Company as a director. Such vesting is contingent upon Mr. Albert's service through the end of his current term. Mr. Albert will be departing the Board of Directors at the end of his current term in May 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

March 6, 2006	By:	/s/ Charlene A. Ripley
Charlene A. Ripley - Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer